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                                                                    EXHIBIT 21.1

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LIST OF SUBSIDIARIES
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
         1.            Greatest Elite Limited

         2.            Giant Glory Investments Limited

         3.            Mindray (UK) Limited

         4.            Mindray USA Corp.

         5.            Shenzhen Mindray Bio-Medical Electronics Co., Ltd.

         6. Beijing Shen Mindray Medical Electronics Technology Research Institute Company Limited
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